Exhibit 10.5

INTERFACE, INC.
RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is entered into as of the _____ day of ____________, 20___, by and between Interface, Inc. (the “Company”) and ________________ (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) which is administered by a committee appointed by the Company's Board of Directors (the “Committee”); and

WHEREAS, the Committee has granted to Grantee an award of Restricted Shares under the terms of the Plan (the “Award”) to encourage Grantee=s continued loyalty and diligence; and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Grantee, the parties hereto have set forth the terms of the Award in writing in this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1)           Plan Provisions.

In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which are hereby incorporated herein by reference.  Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein.  In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall control.

2)           Stock Award.

Effective on _____________, 20___ (the “Grant Date”), and subject to the restrictions and other conditions set forth herein, the Committee granted to Grantee an Award of ______ Shares of the Class B common stock, $.10 par value per share, of the Company; provided, however, that if all of the outstanding Class B Shares of the Company are converted into Class A Shares, then Class A Shares shall be substituted for the Class B Shares granted hereunder.  Such Shares granted are hereinafter sometimes referred to as the “Restricted Shares.”  The Fair Market Value of each Restricted Share awarded on the Grant Date was $________.

3)           Vesting Restrictions.

(a)           General.   All or a portion (as applicable) of the Restricted Shares will vest and no longer be subject to forfeiture if one of several criteria is satisfied.  As described below, these criteria are based on Company performance (i.e., increasing the Company’s earnings per share plus dividends), Grantee=s tenure of employment, the occurrence of a Change in Control (as defined in subsection (d) hereof), and/or certain events resulting in termination of Grantee=s employment with the Company.

(b)           Performance.  The Restricted Shares shall vest to the extent that the performance vesting criterion specified herein is achieved.  The performance vesting criterion is an increase in annual “EPSD” (earnings per share achieved by the Company plus dividends declared and paid by the Company) from a baseline EPSD of $____ ($___ earnings per share, plus $__ dividends) measured against a target EPSD of $____.  The performance period is a three-year period – fiscal ____, ____ and ____ – with a performance measurement and vesting opportunity as of the end of each fiscal year when the audited financial results are reviewed with the Company’s Board of Directors (typically at a regular meeting of the Board each February).  The vesting of Restricted Shares for each annual period will be pro rata based on the degree to which the performance target has been achieved.  For example, if fiscal ____ EPSD were $____, then Grantee would at that time become vested in __% of the Restricted Shares (since __% of the $__ “spread” between the $____ EPSD baseline and the $____ EPSD target would have been achieved).  A similar vesting opportunity will occur for fiscal ____ and fiscal ____ EPSD performance, but only to the extent the “spread” between the baseline EPSD and target EPSD has not previously been achieved.  At such time, relative to the three-year performance period, as the $____ EPSD target may be exceeded, additional restricted shares (the “Additional Shares”) will be issued to Grantee based on the degree to which the three-year EPSD target is exceeded.  For example, if fiscal ____ EPSD were $____, any previously unvested Restricted Shares would vest, and Additional Shares, in the amount of __% of the original award hereunder, would be issued to Grantee for the over-performance (as ___% of the $___ spread between the $____ EPSD baseline and $____ EPSD target would have been achieved).

 (c)           Tenure of Employment.  Subject to the following sentence of this subsection (c), if Grantee remains continuously employed by the Company or any of its Subsidiaries until the five-year anniversary of the Grant Date, 50 percent of the Restricted Shares granted hereunder will vest on said date and no longer be subject to forfeiture (and the balance of the Restricted Shares granted hereunder that have not previously vested will be forfeited).  Notwithstanding the foregoing, the Restricted Shares eligible to time vest on the five-year anniversary of the Grant Date will be reduced, share for share, by the number of shares that performance vest (pursuant to subsection (b) hereof) during the three-year performance period.  (Thus, if at least 50% of the Restricted Shares performance vest in connection with the three-year performance period, there will be no Restricted Shares eligible to time vest under this subsection.)

(d)           Change in Control.  If a Change in Control (as defined below) occurs at any time prior to, or within 30 days following, the five-year anniversary of the Grant Date, any Restricted Shares granted hereunder that have not yet vested will do so on the date of the Change in Control, and Grantee thereupon will become vested in all such Restricted Shares.  For purposes hereof:

(x)           “Change in Control” shall mean the earliest to occur of:

(i)           during such period as the holders of the Company=s Class B common stock are entitled to elect a majority of the Company=s Board of Directors, the Permitted Holders (as defined below) shall at any time fail to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of a majority of the issued and outstanding shares of the Company=s Class B common stock;

(ii)           at any time during which the holders of the Company=s Class B common stock have ceased to be entitled to elect a majority of the Company=s Board of Directors, the acquisition by any “person”, entity, or “group” of “beneficial ownership” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors (“Voting Stock”) of (A) the Company, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (iii)(A) or (iii)(B) immediately below;

(iii)           the effective time of (A) a merger, consolidation or other business combination of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of the Company; and

(iv)           the election to the Board of Directors of the Company, without the recommendation or approval of Ray C. Anderson if he is then serving on the Board of Directors, or, if he is not then serving, of the incumbent Board of Directors of the Company, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of the Company then in office.

(y)           “Permitted Holders” shall mean Ray C. Anderson, Daniel T. Hendrix, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Lindsey K. Parnell, Carl I. Gable, and J. Smith Lanier, II; provided that, for purposes of this definition, the reference to each such individual shall be deemed to include the members of such individual=s immediate family, such individual=s estate, and any trusts created by such individual for the benefit of members of such individual=s immediate family.

(e)           Partial Vesting Upon Certain Events of Termination.  Upon the date that Grantee=s employment with the Company and its Subsidiaries terminates as a result of (i) an  involuntary termination at the request of the Company (or the Subsidiary that is Grantee=s employer) for any reason other than Cause (as defined in subsection (f)(i) hereof), (ii) Grantee=s Disability (as defined in subsection (f)(ii) hereof), (iii) Grantee=s death, or (iv) Grantee=s retirement upon or after attaining age 65, a portion of the Restricted Shares that have not yet vested will do so on such date, and Grantee thereupon will become vested in such portion of the Restricted Shares.  The portion of Restricted Shares that shall vest will be equal to the product of (x) 50 percent of the Restricted Shares granted hereunder, and (y) a fraction, the numerator of which is the number of full and partial 12-month periods that have elapsed since the Grant Date (with any partial 12-month period treated as a whole 12-month period), and the denominator of which is five; provided, however, that such portion of Restricted Shares eligible to vest under this subsection will be reduced, share for share, by the number of shares that performance vest (pursuant to subsection (b) hereof) during the three-year performance period.  (Thus, if at least 50% of the Restricted Shares granted hereunder performance vest in connection with the three-year performance period, there will be no shares eligible to vest under this subsection.)

(f)           Cause and Disability.  As used herein, the following terms shall have the meanings ascribed to such terms as set forth below:

(i)           Cause.  The term “Cause” shall mean the reason for termination of Grantee=s employment is (A) Grantee=s fraud, dishonesty, gross negligence or willful misconduct, with respect to business affairs of the Company or its Subsidiaries, (B) Grantee=s refusal or repeated failure to follow the established lawful policies of the Company or its Subsidiaries applicable to persons occupying the same or similar positions, or (C) Grantee=s conviction of a felony or other crime involving moral turpitude.

(ii)           Disability.  The term “Disability” shall mean Grantee=s inability, as a result of physical or mental incapacity, to substantially perform Grantee=s duties for the Company and its Subsidiaries on a full-time basis for a continuous period of six months.  The Committee, in its sole discretion, shall make all determinations as to whether or not Grantee has incurred a Disability, and the Committee=s determination shall be final and binding.

4)           Forfeiture Upon Resignation or Termination for Cause.

If Grantee voluntarily resigns from employment with the Company and all of its Subsidiaries, or if the Company or the Subsidiary that is Grantee=s employer terminates Grantee=s employment for Cause (as defined in Section 3(f)(i) above), any Restricted Shares that are not then vested under any provision of Section 3 shall be immediately forfeited, and Grantee shall have no rights in such Restricted Shares.

5)           Delivery of Stock Certificate.

Within a reasonable time after the date hereof, the Company shall cause the Restricted Shares to be registered in the name of Grantee, subject to the risk of forfeiture set forth in Sections 3 and 4 hereof.  Grantee may not sell, assign, transfer or pledge any Restricted Shares prior to the date on which the possibility of forfeiture with respect to such Shares has lapsed.  During the period that any Restricted Shares remain subject to a risk of forfeiture under Sections 3 and 4 hereof, the Company may retain possession of the certificate representing such Shares as a means of enforcing such restrictions.

6)           Acknowledgment of Grantee.

Grantee acknowledges that certain restrictions under state, federal or foreign securities laws may apply with respect to the Restricted Shares (and any Additional Shares) granted pursuant to the Award.  Grantee further acknowledges that, to the extent Grantee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Restricted Shares (and any Additional Shares) granted as a result of the Award are subject to certain trading restrictions under applicable securities laws (including, particularly, Rule 144 under the Securities Act).  Grantee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state, federal and foreign securities laws applicable to the Company and any restrictions on the resale of such Shares which may pertain under such laws.  The Company has registered (or intends to register) the securities represented by the Restricted Shares (including any Additional Shares); however, in the event such registration at any time is ineffective or any special rules apply, such securities may be sold or transferred only in accordance with the Plan and pursuant to additional, effective securities laws registrations or in a transaction that is exempt from such registration requirements.  If appropriate under the circumstances, the certificate(s) evidencing the Restricted Shares (and any Additional Shares) shall bear a restrictive legend indicating that such shares have not been registered under applicable securities laws.

7)           Execution of Agreement.

Grantee shall execute this Agreement within 30 days after receipt of same, and promptly return an executed copy to the Secretary of the Company.

8)           Withholding.

Grantee shall pay the Company an amount equal to the sum of all applicable employment taxes that the Company or any Subsidiary is required to withhold at any time in connection with the operation of this Agreement.  Such payment may be made in cash, by withholding from Grantee=s normal pay, or, if permitted by the Company at the relevant time, by delivery of Shares (including Restricted Shares then vested under this Agreement).

9)           Miscellaneous.

a)           Employment Rights.  The granting of the Award and the execution of this Agreement shall not afford Grantee any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries, nor shall it interfere in any way with the right of the Company or any such Subsidiary to terminate Grantee's employment or services at any time, with or without cause, or the right of Grantee to terminate Grantee=s employment or services at any time.

b)           Shareholder Rights.  While the Restricted Shares remain subject to forfeiture under Sections 3 and 4 hereof, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and to receive any cash dividends.

c)           Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court or a governmental agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall continue in full force and effect, and shall in no way be affected, impaired or invalidated.

d)           Controlling Law.  This Agreement is being made in the State of Georgia (USA) and shall be construed and enforced in accordance with the laws of that state.  Grantee hereby consents to the exclusive jurisdiction of the Superior Court of Cobb County, Georgia, and the U.S. District Court in Atlanta, Georgia, and hereby waives any objection Grantee might otherwise have to jurisdiction and venue in such courts, in the event either court is requested to resolve a dispute between the parties with respect to this Agreement.

e)           Construction.  This Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them with respect to the subject matter hereof.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein.

f)           Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and Grantee and Grantee=s heirs and personal representatives.  Any business entity or person succeeding to all or substantially all of the business of the Company by stock purchase, merger, consolidation, purchase of assets, or otherwise shall be bound by and shall adopt and assume this Agreement, and the Company shall obtain the assumption of this Agreement by such successor.

g)           Headings.  Section and other headings contained in this Agreement are included for reference purposes only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any provision hereof.

IN WITNESS WHEREOF, the individual party hereto has executed this Agreement, and the corporate party has caused this Agreement to be executed by a duly authorized representative, as of the date first set forth above.

INTERFACE, INC.

By:
_______________________

GRANTEE

__________________________________________
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